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                                                                    EXHIBIT 99.5
                                                               Full Acceleration


                              E*TRADE GROUP, INC.

                       STOCK OPTION ASSUMPTION AGREEMENT

                          CARD CAPTURE SERVICES, INC.

                        1997 INCENTIVE STOCK OPTION PLAN


Optionee: First_Name Last_Name,

          STOCK OPTION ASSUMPTION AGREEMENT effective as of the 5th day of May, 2000 by E*TRADE Group, Inc., a Delaware corporation ("E*TRADE").

          WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of Card Capture Services, Inc., an Oregon corporation ("CCS"), which were granted to Optionee under the CCS 1997 Incentive Stock Option Plan (the "Plan") and are each evidenced by a Stock Option Agreement (the "Option Agreement").

          WHEREAS, CCS has been acquired by E*TRADE through the merger of Card Acquisition Inc. ("Merger Sub") with and into CCS, whereby CCS has become a wholly-owned subsidiary of E*TRADE (the "Merger") pursuant to the Agreement and Plan of Merger by and between E*TRADE, CCS and Merger Sub (the "Merger Agreement").

          WHEREAS, the provisions of the Merger Agreement require E*TRADE to assume all obligations of CCS under all outstanding options under the Plan at the consummation of the Merger and to issue to the holder of each outstanding option an agreement evidencing the assumption of such option.

          WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is 0.4149 of a share of E*TRADE common stock, par value $0.01 per share ("E*TRADE Stock"), for each outstanding share of CCS common stock ("CCS Stock").

          WHEREAS, this Agreement became effective immediately upon the consummation of the Merger (the "Effective Time") in order to reflect certain adjustments to Optionee's outstanding options which have become necessary by reason of the assumption of those options by E*TRADE in connection with the Merger.

          NOW, THEREFORE, it is hereby agreed as follows:


          1. The number of shares of CCS Stock subject to the options held by Optionee immediately prior to the Effective Time (the "CCS Options") and the exercise price payable per share are set forth below. E*TRADE hereby assumes, as of the Effective Time, all
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the duties and obligations of CCS under each of the CCS Options. In connection with such assumption, the number of shares of E*TRADE Stock purchasable under each CCS Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of E*TRADE Stock subject to each CCS Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of E*TRADE Stock under the assumed CCS Option shall also be as indicated for that option below.

------------------------------------------------------------------------------------------------------
              CCS STOCK OPTIONS                              E*TRADE ASSUMED OPTIONS
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
   # of Shares of CCS          Exercise Price           # of Shares of           Adjusted Exercise
      Common Stock               per Share           E*TRADE Common Stock         Price per Share
------------------------------------------------------------------------------------------------------
       CCS Shares                $CCS Price             E*TRADE Shares            $E*TRADE Price
------------------------------------------------------------------------------------------------------

          2. The intent of the foregoing adjustments to each assumed CCS Option is to assure that the spread between the aggregate fair market value of the shares of E*TRADE Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Merger, be not less than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the CCS Stock subject to the CCS Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the CCS Option immediately prior to the Merger.

          3. The following provisions shall govern each CCS Option hereby assumed by E*TRADE:

                   (a) Unless the context otherwise requires, all references in each Option Agreement and, if applicable, in the Plan (as incorporated into such Option Agreement) (i) to "Card Capture Services, Inc., the "Corporation" or the "Company" shall mean E*TRADE, (ii) to "Share" shall mean a share of E*TRADE Stock, (iii) to "Stock" or "Common Stock" shall mean E*TRADE Stock, (iv) to the "Board" shall mean the Board of Directors of E*TRADE and (v) to the "Committee" shall mean the Compensation Committee of the E*TRADE Board of Directors.

                   (b) The grant date and the expiration date of each assumed CCS Option and all other provisions which govern either the exercise or the termination of the assumed CCS Option shall remain the same as set forth in the Option Agreements applicable to that option, and the provisions of the Option Agreements shall accordingly govern and control Optionee's rights under this Agreement to purchase E*TRADE Stock.

                                       2
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                   (c)  Pursuant to the terms of the Option Agreement, your
          option assumed by E*TRADE in connection with the transaction, to the extent it was unvested prior to the merger, became fully vested and exercisable upon the consummation of the Merger.

                   (d) Your option as assumed by E*TRADE which was originally designated on your Notice of Grant as an Incentive Option shall remain an Incentive Stock Option to the maximum extent allowed by law.

                   (e) For purposes of applying any and all provisions of the Option Agreement and/or the Plan relating to Optionee's status as an employee of CCS, Optionee shall be deemed to continue in such status as an employee for so long as Optionee renders services as an employee to E*TRADE or any present or future E*TRADE subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed CCS Options upon Optionee's cessation of service as an employee of CCS shall hereafter be applied on the basis of Optionee's cessation of employee status with E*TRADE and its subsidiaries, and each assumed CCS Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of service as an employee of E*TRADE and its subsidiaries.

                   (f) The adjusted exercise price payable for the E*TRADE Stock subject to each assumed CCS Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of E*TRADE Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as CCS Stock prior to the Merger shall be taken into account.

                   (g) In order to exercise each assumed CCS Option, Optionee must deliver to E*TRADE a written notice of exercise in which the number of shares of E*TRADE Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of E*TRADE Stock and should be delivered to E*TRADE at the following address:

                              E*TRADE Group, Inc.
                              4500 Bohannon Drive
                          Menlo Park, California 94025
                        Attention:  Stock Administration

          4. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

                                       3
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          IN WITNESS WHEREOF, E*TRADE Group, Inc. has caused this Stock Option
Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the ______ day of ___________, 2000.



                              E*TRADE GROUP, INC.

                              By:
                                 ---------------------------------
                              Name:
                                   -------------------------------
                              Title:
                                    ------------------------------



                                 ACKNOWLEDGMENT


          The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her CCS Options hereby assumed by E*TRADE are as set forth in the Option Agreement, the Plans, as applicable, and such Stock Option Assumption Agreement.



                              -------------------------------
                              First_Name  Last_Name, OPTIONEE



DATED: __________________, 2000

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